                                                                   EXHIBIT 10.2


                     PREFERRED STOCK STOCKHOLDERS' AGREEMENT

                                   Dated as of

                               September 29, 1999

                                      Among

                      WEIGHT WATCHERS INTERNATIONAL, INC.,

                              ARTAL LUXEMBOURG S.A.

                                       and

                               H.J. HEINZ COMPANY

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
         DEFINITIONS;
         REPRESENTATIONS AND WARRANTIES......................................1
         1.1        Definitions..............................................1
         1.2        Representations and Warranties of the Company............3
         1.3        Representations and Warranties of Heinz..................4
         1.4        Representations and Warranties of Artal..................4

ARTICLE II
         COVENANTS...........................................................5
         2.1  Limitations on Transfer........................................5
         2.2  Right of First Refusal.........................................6

ARTICLE III
         LEGENDS.............................................................7
         3.1  Legend.........................................................7

ARTICLE IV
         MANDATORY REPURCHASE................................................8
         4.1  ...............................................................8

ARTICLE V
         MISCELLANEOUS.......................................................8
         5.1  Termination....................................................8
         5.2  Remedies.......................................................8
         5.3  Consent to Amendments..........................................9
         5.4  Successors and Assigns.........................................9
         5.5  Severability...................................................9
         5.6  Counterparts...................................................9
         5.7  Notices........................................................9
         5.8  Governing Law.................................................10
         5.9  Further Assurances............................................10
         5.10  Jurisdiction; Venue; Process.................................10
         5.11  MUTUAL WAIVER OF JURY TRIAL..................................10


                                       i--

                     PREFERRED STOCK STOCKHOLDERS' AGREEMENT

            PREFERRED STOCK STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of September 29, 1999, among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation (the "Company"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation ("Artal"), and H.J. HEINZ COMPANY, a Pennsylvania corporation ("Heinz").

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Recapitalization and Stock Purchase Agreement, dated as of July 22, 1999, among Heinz, the Company, Artal and Artal International S.A., the Company has agreed to issue to Heinz 1,000,000 shares of Series A Preferred Stock, liquidation preference $25.00 per share ("Series A Preferred Stock"), in consideration for $25.0 million.

            NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS;
                         REPRESENTATIONS AND WARRANTIES

            1.1 Definitions. Capitalized terms used herein shall have the meanings set forth below:

            "Affiliate" means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Articles of Incorporation" means the Articles of Incorporation of the Company as in effect on the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "By-Laws" means the By-Laws of the Company as in effect on the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Change in Control" shall mean (a) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted

Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of theVoting Stock of the Company (unless the Permitted Holders shall hold a higher percentage thereof or have the ability to elect or designate for election a majority of the Board of Directors of the Company); or

            (b) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

            (c) the merger or consolidation of the Company with another Person that is not an Affiliate of the Company prior thereto or the sale or other disposition of all or substantially all the assets or property of the Company in one transaction or series of related transactions to a Person who is not an Affiliate of the Company prior thereto.

            "Closing Date" means September 29, 1999.

            "Election Period" shall have the meaning set forth in Section
2.2(a).

            "Estimate" means the holder's good faith reasonable estimate of the cash value of any non-cash consideration included in the Offer.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Investor Joinder" means a joinder agreement, substantially in the form of Exhibit 2.1(a) hereto, by which a Person becomes an Investor Stockholder after the date hereof.

            "Investor Stockholders" means, collectively, Heinz and any Person who hereafter becomes an Investor Stockholder pursuant to an Investor Joinder under this Agreement.

            "Offer" shall have the meaning set forth in Section 2.2(a).

            "Offered Securities" shall have the meaning set forth in Section 2.2(a).

            "Offer Notice" shall have the meaning set forth in Section 2.2(a).

            "Offeror" means a Third Party who makes an offer pursuant to Section 2.2.

            "Permitted Holder" shall mean Artal Luxembourg S.A. and any of its Affiliates, but in the case of any Affiliate, only for so long as it continues to be an Affiliate of Artal Luxembourg S.A.

            "Permitted Holder Public Sale" shall mean a sale for cash by a Permitted Holder of all or part of the Common Stock of the Company held by it in a registered, secondary public offering.

            "Permitted Transferee" shall mean a Subsidiary of a holder of Series A Preferred Stock.

            "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by a Person either directly or through one or more of its Subsidiaries.

            "Third Party" means any Person other than (a) Artal and the Company and their respective Affiliates and (b) any Permitted Transferee.

            "Transfer" shall be construed broadly and shall include any transfer by way of issuance, sale, assignment, hypothecation, disposition, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

            "Trigger Event" shall mean the occurrence of a Change in Control or a Permitted Holder Public Sale.

            "Voting Stock" of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            1.2 Representations and Warranties of the Company. The Company represents and warrants to each of Heinz and Artal as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Artal and Heinz, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and

            (b) The execution, delivery and performance by the Company of this Agreement will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the Articles of

Incorporation or By-Laws of the Company (or the corresponding documents of any of its Subsidiaries), (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole, or
(iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

            1.3 Representations and Warranties of Heinz. Heinz hereby represents and warrants to each of the Company and Artal as follows:

            (a) Heinz is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Heinz of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of Heinz. This Agreement has been duly executed and delivered by Heinz and, assuming the due authorization, execution and delivery thereof by Artal and the Company, constitutes the valid and legally binding obligation of Heinz, enforceable against Heinz in accordance with its terms; and

            (b) The execution, delivery and performance of this Agreement by Heinz will not, with or without the giving of notice or lapse of time, or both,
(i) conflict with the articles of incorporation or by-laws of Heinz or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which Heinz is a party or by which Heinz is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of Heinz, or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

            1.4 Representations and Warranties of Artal. Artal hereby represents and warrants to each of the Company and Heinz as follows:

            (a) Artal is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Artal of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of Artal. This Agreement has been duly executed and delivered by Artal and, assuming the due authorization, execution and delivery thereof by the Company and Heinz, constitutes the valid and legally binding obligation of Artal, enforceable against Artal in accordance with its terms; and

            (b) The execution, delivery and performance of this Agreement by Artal will not, with or without the giving of notice or lapse of time, or both,
(i) conflict with the certificate of incorporation or by-laws of Artal or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which Artal is a party or by which Artal is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of Artal or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to Artal.

                                   ARTICLE II
                                    COVENANTS

            2.1 Limitations on Transfer.

            (a) Except as permitted pursuant to Section 2.1(b), Heinz shall not Transfer any shares of Series A Preferred Stock until the fifth anniversary of the Closing Date. Prior to making any permitted Transfer of shares of Series A Preferred Stock to any Person at any time prior to the fifth anniversary of the Closing Date, Heinz shall obtain an Investor Joinder from such transferee, and such transferee shall, by execution thereof, agree to become and automatically be deemed to be an Investor Stockholder subject to all of the rights and obligations contained in this Agreement applicable to Heinz and to have made on the date thereof all representations and warranties made on the date hereof by Heinz (modified, if necessary, to reflect the nature of such Person as a corporation, partnership, other entity or natural person). Promptly thereafter, Heinz shall cause originally executed copies of such Investor Joinder to be delivered to the Company, Artal and the other Investor Stockholders and shall notify such Persons of the number of shares of Series A Preferred Stock Transferred.

            (b) The restriction on Transfer contained in the first sentence of
Section 2.1(a) above shall be inapplicable with respect to:

                  (i) any Transfers of Series A Preferred Stock to a Permitted Transferee; provided if any Permitted Transferee ceases to be a Subsidiary of the holder prior to the fifth anniversary of the Closing Date, such Permitted Transferee shall Transfer its shares of Series A Preferred Stock back to such holder or to another Subsidiary of such holder, and

                  (ii) any Transfer after the second anniversary of the Closing Date in accordance with the provisions of Section 2.2.,

provided, that no such Transfer shall be permitted under this Section 2.1(b) if it would constitute a default or event of default under any agreement governing material debt of the Company or any of its Subsidiaries; provided, further, that in order to facilitate compliance with federal securities laws and the provisions of this Agreement, the aggregate number of transferees under Section 2.1(b) shall not exceed 35 Persons at any time without the consent of each of the Company and Artal, which consent shall not be unreasonably withheld or delayed.

            (c) Any Transfer made in violation of this Section 2.1 (including, without limitation, a Transfer made without obtaining a necessary Investor Joinder) shall be null and void. The Company shall not permit such Transfer to be recorded on the Company's books and records and shall not otherwise cooperate in consummating such Transfer.

            (d) No Person shall be permitted to become a party to this Agreement except by executing an Investor Joinder pursuant to the terms set forth in this
Section 2.1.

            2.2 Right of First Refusal. (a) If, at any time after the second anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date, a holder of Series A Preferred Stock receives a bona fide offer to purchase any or all of its Series A Preferred Stock (the "Offer") from an Offeror which such holder of Series A Preferred Stock wishes to accept, such holder of Series A Preferred Stock shall cause the Offer to be reduced to writing and shall notify Artal and the Company in writing (the "Offer Notice") of its wish to accept the Offer. The Offer Notice will disclose in reasonable detail the proposed number of shares of Series A Preferred Stock to be Transferred (the "Offered Securities") and the proposed terms and conditions of the Transfer (including, in the event that the consideration to be received by such holder of Series A Preferred Stock in the Offer includes non-cash consideration, such holder's Estimate of the cash value of such non-cash consideration), and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). The holder of Series A Preferred Stock shall not be permitted to accept any such Offer unless (i) the Company consents to such transaction (which consent may not be unreasonably withheld or delayed) and (ii) the right of first refusal procedures set forth in this Section 2.2 are complied with. If the Company provides such consent, then in addition (and not in limitation of, or substitution for, such consent) the Company or Artal or any of their designees may elect to purchase all (but not, in the aggregate, less than all) of such Offered Securities at the price and on the terms specified in the Offer Notice by delivering written notice of such election to such holder of Series A Preferred Stock as soon as practicable, but in any event within 15 business days after delivery of the Offer Notice (the "Election Period"). In the event that the terms of any Offer provide for the delivery of non-cash consideration for the Offered Securities, the Company, Artal or their respective designee, as the case may be, may deliver cash for such Offered Securities in an amount equal to the value of such non-cash consideration either in accordance with the Estimate (or such other amount as agreed by such holder of Series A Preferred Stock and the Company or Artal, as the case may be,) or as determined by an investment banking firm of national reputation selected by mutual agreement of such holder of Series A Preferred Stock and the Company or Artal, as the case may be, provided, that such investment banking firm shall not have a material direct or indirect financial interest in or other relationship with any of the parties hereto or their respective Affiliates.

            (b) If the Company or Artal or any of their designees has elected to purchase all the Offered Securities from such holder of Series A Preferred Stock, the Transfer of such Offered

Securities shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period (unless a longer period of time is necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in which case such longer period). If the Company or Artal has not elected to purchase (or has failed within such 15-day period or longer period, if applicable, to purchase after electing to do so) all of the Offered Securities being offered, such holder of Series A Preferred Stock may, within 45 days after the date of the Offer Notice, Transfer all the Offered Securities to the Offeror at a price no less than the price specified in the Offer Notice and on other terms no less favorable to such holder of Series A Preferred Stock than those contained in the Offer. If, at the end of such 45 day period, such holder of Series A Preferred Stock has not completed the Transfer of such shares of Series A Preferred Stock as aforesaid, all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such shares of Series A Preferred Stock.

                                   ARTICLE III
                                     LEGENDS

            3.1 Legend. (a) Each certificate or instrument evidencing shares of Series A Preferred Stock that is held by Heinz or a transferee thereof which is required to execute an Investor Joinder pursuant to Section 2.1(a) of this Agreement on or after the date hereof shall bear the following legend on the face thereof:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A PREFERRED STOCK STOCKHOLDERS' AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT.

            (b) Until such time as the certificates or instruments evidencing shares of Series A Preferred Stock that are held by Heinz, or a transferee thereof which is required to execute an Investor Joinder pursuant to Section 2.1(a) hereof, are no longer required to bear the legend contained in Section 3.1(a), Heinz and each such transferee agrees that it will not Transfer any shares of Series A Preferred Stock except (i) pursuant to a registration statement under the Securities Act or (ii) pursuant to an exemption from registration thereunder.

                                   ARTICLE IV
                              MANDATORY REPURCHASE

            4.1 If after receiving notice of a Trigger Event a holder of Series A Preferred Stock elects in accordance with the provisions set forth in Section 6(b) of Part D of the Articles of Incorporation to require the Company to redeem any or all of its shares of Series A Preferred Stock pursuant to Section 5(b) of Part D of the Articles of Incorporation, then the Company shall be obligated to redeem such shares in accordance with the provisions set forth in Section 5(b) of Part D of the Articles of Incorporation. In the event that the Company's obligation to redeem such shares has been suspended in accordance with Section 5(b) of Part D of the Articles of Incorporation, the Company shall give notice of the suspension of its redemption obligation (the "Suspension Notice") to Artal and each holder of Series A Preferred Stock who has elected to have its shares of Series A Preferred Stock redeemed in accordance with the provisions of
Section 6(b) of Part D of the Articles of Incorporation. The Company shall deliver such notice within 10 days of receiving such holder's redemption notice. If the Company's redemption obligation is suspended and the Company has not elected to acquire or redeem such shares notwithstanding such suspension, then the holder of such shares may require Artal to acquire such shares by delivering a notice to such effect to Artal (the "Artal Purchase Notice") within 15 days of receiving the Suspension Notice. Unless the Company previously acquires or redeems such shares of Series A Preferred Stock, Artal or its designee shall purchase within 45 days of receipt of the Artal Purchase Notice such shares of Series A Preferred Stock which the holder elected to have redeemed pursuant to
Section 5(b) of Part D of the Articles of Incorporation at the same price as would have been paid to the holder by the Company upon such redemption.

                                    ARTICLE V
                                  MISCELLANEOUS

            5.1 Termination. As to any particular Investor Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Investor Stockholder, except as noted below, as of the date such Investor Stockholder has Transferred all such Investor Stockholder's interest in the Series A Preferred Stock; provided, however, that no such termination shall be effective if such Investor Stockholder is in breach of this Agreement.

            5.2 Remedies.

            (a) Each Investor Stockholder shall have all rights and remedies reserved for such Investor Stockholder pursuant to this Agreement, the Company's Articles of Incorporation and By-Laws and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

            (b) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            5.3 Consent to Amendments. Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of each of the parties hereto.

            5.4 Successors and Assigns. Except as otherwise expressly provided herein, all provisions contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted transferees of the parties hereto whether so expressed or not. This Agreement is not intended to create any third party beneficiaries.

            5.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the extent permitted by law. To the extent there exists any inconsistency between the provisions of this Agreement and the By-Laws of the Company, the provisions of this Agreement shall govern in all instances.

            5.6 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            5.7 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing or sent by facsimile and shall be deemed to have been given (i) when personally delivered or sent by facsimile (with proof of receipt at the number to which notices are required to be sent), (ii) one business day after being sent by overnight courier (receipt confirmation requested) or (iii) five business days after being mailed by certified or registered mail (return receipt requested and postage prepaid) to the recipient. Such notices, demands and other communications will be sent to the Company, Artal and each Investor Stockholder at the address or addresses indicated on the signature pages hereto or on the Investor

Joinder (as the case may be), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice under this Section 5.7 to the sending party.

            5.8 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            5.9 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

            5.10 Jurisdiction; Venue; Process. (a) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

            (b) Artal hereby irrevocably and unconditionally designates and directs Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding related to this Agreement and agrees that service upon such agent shall constitute valid and effective service upon Artal and that failure of such agent to give any notice of such service to Artal shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

            5.11 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       WEIGHT WATCHERS INTERNATIONAL, INC.

                                       By:__________________________________
                                          Name:
                                          Title:

Address for Notices:                       With copies to:

Weight Watchers International, Inc.        Simpson Thacher & Bartlett
175 Crossways Park West                    425 Lexington Avenue
Woodbury, NY  11797                        New York, New York 10017
Facsimile No.:  516-390-1795               Facsimile No.: 212-455-2502
Attn:  Chief Executive Officer             Attn: Robert E. Spatt, Esq.


                                       H.J. HEINZ COMPANY

                                       By:__________________________________
                                          Name:
                                          Title:

Address for Notices:                       With copies to:

H.J. Heinz Company                         H.J. Heinz Company
600 Grant Street                           600 Grant Street
Pittsburgh, Pennsylvania 15219             Pittsburgh, Pennsylvania 15219
Facsimile No.: 412-456-6015                Facsimile No.: 412-456-6102
Attn: Treasurer                            Attn: Senior Vice President and
                                                 General Counsel

ARTAL LUXEMBOURG S.A.

                                       By:__________________________________
                                          Name:
                                          Title:

Address for Notices:                       With  copies to:

Artal Luxembourg S.A.                      David Van Zandt
105, Grand-Rue                             Northwestern University School
L-1661 Luxembourg                          of Law
Luxembourg                                 357 East Chicago Avenue
Facsimile No.:  352-22-42-59-22            Chicago, Illinois 60611
Attn: Managing Director                    Facsimile No.: 1-773-388-0291


                                           and

                                           Simpson Thacher & Bartlett
                                           425 Lexington Avenue
                                           New York, New York 10017
                                           Facsimile No.: 1-212-455-2502
                                           Attn: Robert E. Spatt, Esq.

                                                                  EXHIBIT 2.1(a)

                                INVESTOR JOINDER

            By execution of this Investor Joinder, the undersigned agrees to become a party to that certain Preferred Stock Stockholders' Agreement, dated as of September 29, 1999 (the "Agreement"), among Weight Watchers International, Inc. (the "Company"), Artal Luxembourg S.A. and H.J. Heinz Company. By execution of this Investor Joinder, the undersigned shall have all rights, and shall observe all the obligations, applicable to [fill in name of transferee] (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Investor Stockholder, modified, if necessary, to reflect the nature of the undersigned as a corporation, partnership, other entity or natural person.

Name:_________________________

Address for Notices:                       With copies to:

______________________________________     _____________________________________

______________________________________     _____________________________________

______________________________________     _____________________________________

______________________________________     _____________________________________

______________________________________     _____________________________________

If an individual, are you presently married or separated?

             yes _____                                   no _____

(If yes, you must also have your spouse execute a spousal consent in the form attached hereto.)

                                           Signature:___________________

                                                Date:___________________

                         CONSENT AND AGREEMENT OF SPOUSE

            I, _________________________________, am the spouse of
____________________, one of the [preferred stock] stockholders of Weight Watchers International, Inc., a Virginia corporation (the "Company"). I acknowledge that my spouse is a party to that certain Preferred Stock Stockholders' Agreement, dated as of September 29, 1999, among the Company and certain stockholders of the Company, Artal Luxembourg S.A. and H.J. Heinz Company (the "Agreement"), and that I have read the Agreement. I consent to, agree to, approve and ratify each and every one of the terms and provisions of the Agreement, and I further agree to provide all notices and information required of me in the time and manner set forth in the Agreement.

            Executed this ____ day of __________, ____.

                                           ________________________________
                                           (Signature of Consenting Spouse)